UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2025
Pentair plc
(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 6, 2025, Pentair plc (the “Company”) appointed Jennifer M. Hensley as the Company’s Senior Vice President, Chief Accounting Officer and Controller effective as of May 12, 2025. Ms. Hensley will succeed Robert P. Fishman as the Company’s Chief Accounting Officer. Mr. Fishman will continue to be the Company’s Executive Vice President and Chief Financial Officer.
Ms. Hensley, 46, has served as the Company’s Vice President, Corporate Controller since 2021. Prior to that, Ms. Hensley served the Company as Corporate Controller from 2020 to 2021 and in various other business leadership positions from 2012 to 2020. Prior to joining the Company, Ms. Hensley was Senior Manager in the audit practice of KPMG LLP from 2006 to 2012 and held various positions in the audit practice of KPMG LLP from 2000 to 2006.
The Company’s Compensation Committee approved the grant to Ms. Hensley of a promotional equity award upon the effective date of her appointment, May 12, 2025, consisting of performance share units, restricted stock units and stock options with grant date fair values of $100,000, $50,000 and $50,000, respectively, that will vest on terms and conditions consistent with equity award grants to the Company’s executive officers.
Ms. Hensley will receive a Key Executive Employment and Severance Agreement (the “KEESA”) also upon the effective date of her appointment as Senior Vice President, Chief Accounting Officer and Controller of the Company in the same form as applicable to executive officers of the Company who entered into KEESAs after January 1, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 6, 2025.

PENTAIR PLC
Registrant

By	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, Chief Sustainability Officer, General Counsel and Secretary